                                                                  Exhibit (C)(7)

                                   * * * Text Omitted and Filed Separately
                                         Confidential Treatment Requested
                                         Under 17 C.F.R. (S) (S) 200.80(b)(4),
                                         200.83 and 240.24b-2


Merrill Lynch Comparable Company Analysis
(in millions, except per share)

                                                ENTERPRISE
                                % OFF    MKT.      MKT.                                                    3-8 YR.
                        PRICE     52    VALUE(1)  VALUE(2)  CY REV.($MM) (2)  ENT. VALUE/REV     CASH      GROWTH
COMPANY        TICKER 3/23/2001  WEEK    $MM       $MM       CY00E    CY01E    CY00E  CY01E      ($MM)    RATE (3)
------------------------------------------------------------------------------------------------------------------
Commerce - Principal
--------------------
Amazon.com        AMZN   $10.19  -86%  $3,628.5  $4,672.0  $2,762.0  $3,361.0  1.7x     1.4x    $1,100.5    42.4%
Ashford.com       ASFD     0.53  -93%      24.8      11.9      71.7     114.9  0.2X     0.1X        12.9    25.0%
barnes&noble.com  BNBN     1.22  -89%     178.3     (39.0)    320.1    430.0   N.M.     N.M.       217.3    N.A.
Buy.com           BUYX     0.25  -98%      33.6      (6.4)    787.6    590.0   N.M.     N.M.        40.0    N.A.
Drugstore.com     DSCM     0.97  -94%      63.8     (60.9)    110.0    139.7   N.M.     N.M.       129.9    44.0%
Egghead.com       EGGS     0.69  -92%      29.2      (3.4)    534.1    521.1   N.M.     N.M.        32.6    35.0%
Peapod.com        PPOD     1.25  -68%      22.5      14.6      92.8     N.A.   0.2x     N.M.        14.7    50.0%
Priceline.com     PCLN     2.31  -98%     389.7     288.7   1,235.4  1,312.7   0.2x     0.2x       101.0    20.0%
Webvan            WBVN     0.16  -98%      74.5     (81.2)    259.4    415.0   N.M.     N.M.       211.8    27.5%
                     --------------------------------------------------------------------------------------------
                           Mean  -91%                                          0.6x     0.6x      $206.8    34.8%
                         Median  -93%                                          0.2x     0.2x      $101.0    35.0%
                     --------------------------------------------------------------------------------------------
Commerce - Agency
-----------------
eBay (4)          EBAY   $37.19  -71%  $9,962.4  $9,233.6    $431.4   $661.8  21.4x    14.0x       774.2    52.8%
Homestore.com     HOMS    23.25  -58%   1,925.0   1,669.2     230.0    396.3   7.3x     4.2x       256.3    35.0%
Ticketmaster      TMCS     8.97  -72%     794.8     754.8     220.6    673.4   3.4x     1.1x        40.1    43.3%
                     --------------------------------------------------------------------------------------------
                           Mean  -67%                                         10.7x     6.4x      $356.9    43.7%
                         Median  -71%                                          7.3x     4.2x      $256.3    43.3%
                     --------------------------------------------------------------------------------------------

Data excludes all extraordinary items, nonrecurring charges and merger-related expenses.

(1) Market value calculated using basic shares outstanding

(2) Enterprise value defined as total market value plus total debt, minority interest and preferred stock, less cash and cash equivalents.

(3) Revenue and EPS projections based on Merrill Lynch research estimates if available, otherwise based on I/B/E/S and First Call estimates.

SELECTED TRANSACTIONS IN THE INTERNET SECTOR
--------------------------------------------------------------------------------


                                                                OFFER          TRANS.              TRANSACTION VALUE TO SALES
          DATE                                                  VALUE          VALUE          ------------------------------------
B2C    ANNOUNCED   TARGET              ACQUIROR               (in $MM)        (in $MM)        LTM        CURRENT CY        NEXT CY
---    ---------   ------              --------               --------        --------        ---        ----------        -------
 Y      2/28/2001  Pogo.com            EA.com                       NA       $  761.5          NA                NA             NA
 Y     12/19/2000  NBCX Exchange       Converge                     NA           60.0        0.17x               NA             NA
 Y     10/27/2000  Move.com            Homestore.com                NA           42.0          NA                NA             NA
 Y      9/13/2000  Fatbrain.com        BarnesandNoble.com     $   64.0           60.6        1.18x             0.89x          0.47x
 Y      7/20/2000  CDNow               Bertelsmann AG             98.4           93.6        1.37x             0.58x          0.41x
 Y      6/26/2000  HomeGrocer.com      Webvan                  1,200.0          964.7       23.48x             6.01x          1.26x
 Y      6/13/2000  Half.com            eBay                      318.2          318.2          NA                NA             NA
 Y       3/9/2000  AuctionRover.com    GoTo.com                  175.2          175.2          NA                NA             NA
 N      2/14/2000  CareInsite          Healtheon/WebMD         1,719.2        1,719.2          NA                NA             NA
 Y      2/10/2000  uBid                CMGI                      395.8          938.0        1.65x             0.88x          0.47x
 Y       2/8/2000  Trip.com            Galileo International     269.0          269.0          NA                NA             NA
 Y      1/25/2000  Direct Hit
                    Technologies       Ask Jeeves                508.9          508.9      268.35x               NA             NA
 Y      1/20/2000  mySimon.com         CK/NET                    708.4          708.4          NA                NA             NA
 Y     11/23/1999  Gamesville.com      Lycos                     224.3          224.3       49.96x               NA             NA
 Y     11/12/1999  Cadabra             GoTo.com                  250.0          250.0          NA                NA             NA
 Y     10/13/1999  YourPharmacy.com    PlanetRx.com              297.6          297.6    3,967.79x               NA             NA
 N      9/22/1999  Promedix.com        Chemdex                   315.8          315.8          NA                NA             NA
 Y      4/26/1999  Exchange.com        Amazon.com                192.9          188.5    1,089.51x               NA             NA
 Y      1/11/1999  Shopping.com        Compaq/Alta Vista         225.6          228.6       51.01x               NA             NA

                          Maximum              3,967.79x     6.01x         1.26x
                          Mean                   545.45x     2.09x         0.65x
                          Median                  36.72x     0.89x         0.47x
                          Minimum                  0.17x     0.58x         0.41x

ACQUISITION PREMIUM ANALYSIS
--------------------------------------------------------------------------------

                                                           TARGET                               OFFER
                                                           CLOSING               OFFER          VALUE        PREMIUM     CURRENCY
TARGET                ACQUIROR              ANNOUNCEMENT   PRICE     S/O (MM)    VALUE ($MM)    /SHARE       PAID        USED
------                --------              ------------   -----     --------    -----------    ------       ----        ----
JUNE 2000 THROUGH
 MARCH 2001
Command Systems Inc.  ICICI Infotech Inc.       1/28/01   $ 3.13        7.7      $38.3         $ 5.00       60.0%      Cash
DemandStar.com Inc.   Onvia.com Inc.           11/19/00     0.88        7.6       12.4           1.62       85.5%      Common Stock
ShowCase Corp.        SPSS Inc.                 11/6/00     5.56       11.4       94.0           8.24       48.1%      Common Stock
Equinox Systems Inc.  Avocent Corp.             11/5/00     7.00        5.5       57.0          10.44       49.2%      Cash
SeraNova Inc.         Sliverline
                       Technologies Ltd.       10/26/00     4.44       18.4       99.0           5.39       21.4%      Common Stock
Continuous Software
 Corp.                Telelogic AB             10/24/00     2.69       10.6       36.7           3.46       28.7%      Cash
Phoenix International
 Ltd. Inc.            London Bridge
                       Software Holding        10/24/00     3.00        9.4       45.5           4.83       57.1%      Cash,
                                                                                                                        Liabilities
Microwave Power
 Devices Inc.         LM Ericsson Telefon AB   10/12/00     6.00       10.7       98.1           8.70       45.0%      Cash
Fatbrain.com          BarnesandNoble.com        9/12/00     3.81       13.0       64.0           4.91       28.8%      Cash, Common
                                                                                                                        Stock
BJ Inc.               Investor Group            8/10/00     4.63        7.9       65.6           8.25       78.4%      Cash
CDNow.com             Bertelsmann AG            7/19/00     2.88       32.6       98.4           3.00        4.1%      Cash
Concentrex Inc.       John H. Harland Co.       7/16/00     4.00        5.6       39.2           7.00       75.0%      Cash
Interface
 Systems Inc.         Tumbleweed Commun-
                       ications Corp.           6/28/00     9.50        5.2       66.0          12.72       33.9%      Common Stock

                                                           ---------------------
June 2000 through March 2001                               Max:            85.5%
                                                           Mean:           47.3%
                                                           Median:         48.1%
                                                           Min:             4.1%
                                                           ---------------------

JANUARY 2000 THROUGH MAY 2001
Acme Electric Corp.   Key Components LLC
                       (Kelso & Co.)            5/25/00     7.44        5.1       46.3           9.00       21.0%      Cash,
                                                                                                                        Liabilities
Citation Computer
 Systems, Inc.        Cerner Corp.              5/14/00     3.00        4.0       16.1           4.03       34.2%      Cash, Common
                                                                                                                        Stock
Gatefield Corp.       Actel Corp.               5/10/00     4.13        4.7       24.5           5.25       27.3%      Cash
Peapod Inc.           [illegible Ahold NV]      4/13/00     2.50        9.4       73.0           7.78      231.1%      Cash
System Software
 Associates, Inc.     Gores Technology Group     4/6/00     1.00       12.0       52.0           4.32      332.2%      Cash, Stock
Inference Corp.       eGain Communica-
                       tions Corp.              3/15/00    10.25        7.2       79.0          10.99        7.2%      Common Stock
Destron Fearing Corp. Applied Digital
                       Solutions Inc.            3/5/00     4.69       14.0      100.7           7.20       53.6%      Common Stock
Diehl Graphsoft Inc.  [illegible AG]            2/17/00     6.25        3.1       29.5           9.56       52.9%      Cash
SPR Inc.              Lespnet Inc.              1/27/00     6.63       12.8       79.6           6.23       10.7%      Common Stock
Zing Technologies Inc International Rectifier
                       Corporation              1/27/00    15.00        2.4       37.0          15.31        2.1%      Cash
Data Systems
 Network Corp.        TekInsight.com Inc.       1/19/00     1.06        5.5       12.5           2.27      113.5%      Convert.
                                                                                                                        Preferred

                                                           ---------------------
January 2000 through May 2001                              Max:           332.2%
                                                           Mean:           78.7%
                                                           Median:         34.2%
                                                           Min:            21.0%
                                                           ---------------------

ACQUISITION PREMIUM ANALYSIS
--------------------------------------------------------------------------------

                                                 DATE        TARGET                                   OFFER
                                               PRIOR TO      CLOSING                   OFFER          VALUE       PREMIUM  CURRENCY
TARGET                ACQUIROR               ANNOUNCEMENT    PRICE         S/O (MM)    VALUE ($MM)    /SHARE      PAID      USED
------                --------               ------------    -----         --------    -----------    ------      ----      ----
MARCH 1999 THROUGH
 DECEMBER 1999:
All Communications
 Corporation         View Tech Inc.         12/27/99        $10.50             5.6    $ 67.6         $12.01      14.4%     Common
                                                                                                                            Stock
Digital Origin Inc.  Media 100 Inc.         12/27/99          8.63             6.0      90.0          14.89      72.6%     Common
                                                                                                                            Stock
Charter.com Inc.     ShopNow.com Inc.       12/20/99          3.81             6.0      45.0           7.46      96.7%     Common
                                                                                                                            Stock
EIS
 International Inc.  SER Systems AG         12/19/99          5.63            10.7      69.0           6.48      15.2%     Cash

Analogy Inc.         Avant Corp.            12/2/99           1.88             9.6      24.0           2.49      32.9%     Cash

Mecon Inc.           GE Medical Systems     11/28/99          9.38             7.5      72.0           9.63       2.8%     Third
                                                                                                                            Party
                                                                                                                            Common
                                                                                                                            Shares
Connective.com       Calico Commerce Inc.   11/16/99          4.25            16.5      83.0           6.04      18.6%     Common
                                                                                                                            Stock
Percon Inc.          PSC Inc.               11/9/99          14.19             3.9      64.1          16.51      16.4%     Cash
Praegitzer
 Industries Inc.     Tyco International Ltd 10/26/99          4.41            13.1      72.0           5.48      24.5%     Cash

Wall Data Inc.       NetManage Inc.         10/20/99          5.75            10.2      94.0           9.23      60.5%     Cash

Ferrofluidics Corp.  Ferrotec Corp.         10/19/99          3.94             6.2      43.2           6.94      76.2%     Cash

TeleSciences Inc.    EDS AS                 10/18/99          3.13             1.9      16.8           6.83     182.7%     Cash

Aseco Corp.          Micro Component
                      Technology Inc.        9/19/99          3.47             4.3      16.3           3.77       8.8%     Common
                                                                                                                            Stock
Applied Digital
 Access Inc.         Dynatech Corp.          9/13/99          5.13            14.6      80.0           5.47       6.8%     Cash

Effective Management
 Sys Inc.            IPS Americas Inc.       8/31/99          3.06             4.1      24.0           5.83      90.3%     Cash

OpenROUTE
 Networks Inc.       Netrix Corp             8/26/99          3.13            16.7     114.0           6.83     110.5%     Common
                                                                                                                            Stock
Metrowerks Inc.      Motorola Inc.           8/16/99          6.06            14.6      95.0           6.49      28.2%     Cash
Xionica Document
 Technologies        Oak Technology Inc.     7/28/99          6.19            13.6      70.2           6.18      -0.1%     Cash,
                                                                                                                            Common
                                                                                                                            Stock
Kofax Image
 Products            Investor Group          7/27/99          9.38             5.5      72.3          13.13      40.1%     Cash

SpecTran Corp.       Lucent
                      Technologies Inc       7/14/99         11.50             7.1      64.0           8.99     -21.8%     Cash

SmartFlex Systems    Saturn Electronics      7/6/99           5.03             6.5      72.1          11.18     122.2%     Cash

ADFlex Solutions Inc Innovex                 6/30/99          4.00             9.0      34.2           3.81      -4.8%     Cash

TechForce Corp.      Equant NV               6/29/99          7.63             8.5      73.4           8.68      13.8%     Cash

PulsePoint
 Communications      Unisys Corp.            6/14/99          5.50             5.3     100.0          18.90     243.7%     Common
                                                                                                                            Stock
ViaGrafix Corp.      7th Street.com          6/6/99           7.00             5.8      53.5           9.24      32.0%     Common
                                                                                                                            Stock

                                     ---------------------
March 1999 through December 1999     Max:          243.7%
                                     Mean:          51.6%
                                     Median:        28.2%
                                     Min:          -21.8%
                                     ---------------------

Acquisition Premium Analysis
-----------------------------------------------------------------------------------------------------------------------------------
                                        Date Prior to      Target                     Offer     Offer Value Premium
Target                  Aquiror         Announcement     Closing Price   S/O (MM)   Value ($MM)    /Share    Paid    Currency Used
-----------------------------------------------------------------------------------------------------------------------------------
Marcam Solutions Inc.   Invensys PLC          5/26/99        $3.75        7.8         $60.0         $7.68   104.7%  Cash
Golden Genesis Co       Kyocers
                        International Inc     5/25/99        $1.88       17.2         $39.6         $2.31    23.1%  Cash
AmeriLink Corp          Tandy Corp.           5/20/99       $10.88        4.5         $75.0        $16.55    52.2%  Common Stock
fine.com International
  Corp.                 Aris Corp.            5/17/99        $2.25        2.7         $12.3         $4.59   103.9%  Common Stock
ULTRADATA Corp.         CFI ProServices Inc.  5/16/99        $5.25        8.0         $63.0         $7.92    50.9%  Cash
Meridian Data           Quantum Corp.         5/10/99        $3.50        9.2         $85.0         $9.22   163.3%  Common Stock
CMC Industries Inc.     ACT Manufacturing Inc  5/9/99        $6.13        7.7         $59.3         $7.72    26.0%  Common Stock
Voice Control Systems   Koninldijke Philips
                        Electronic             5/8/99        $3.19       13.9         $59.0         $4.23    32.8%  Cash
Integrated Sensor
   Solutions Inc.       Texas Instruments Inc. 5/2/99        $6.69        7.7         $62.0         $8.06    20.9%  Cash
Artecon Inc.            Box Hill Systems Corp 4/29/99        $2.38       21.6         $57.0         $2.64    11.1%  Common Stock
Kentek Information
   Systems Inc.         Investor Group        4/21/99        $6.94        4.7         $39.0         $8.30    19.6%  Cash
Interlink Computer
   Sciences             Sterling Software Inc 3/23/99        $5.75        8.4         $64.0         $7.59    31.9%  Cash

                                                                                ----------------------
                                                                                  Max:        163.3%
                                                                                  Mean:        53.4%
                                                                                  Median:      32.4%
                                                                                  Min.:        11.1%
                                                                                ----------------------
                                                                                 Total
                                                                                ----------------------
                                                                                  Max:        332.2%
                                                                                  Mean:        55.9%
                                                                                  Median:      32.9%
                                                                                  Min.:       -21.8%
                                                                                ----------------------

--------------------------------------------------------------------------------
PROJECT COMPASS
LIST OF POTENTIAL BUYERS
MARCH 23, 2001
--------------------------------------------------------------------------------


                           COMPANY
CONTACTS IN PROGRESS       CONTACT             COMMENTS
--------------------       -------             --------

[ACTIVE]
[ONLINE COMPANIES]

1. 4sure.com               Chip Lacy           Wants to be acquired

2. [...***...]             [...***...]         Due diligence meeting this past
                                               Friday

3. BarnesandNoble.com      Marie Toulantis     (1)

4. [...***...]             [...***...]         No

5. eBay                    Jeff Jordan         (1)

6. [...***...]             [...***...]         Interested. Will get back to us.

7. Ubid                    Greg Jones          Interested in looking. Requested
                                               /Sent CA.


[OFFLINE COMPANIES]

1. [...***...]             [...***...]         Low interest - would need
                                               4-6 weeks due diligence

2. Circuit City            W. Alan McCollough  (1)  No interest

3. Comp USA                Carlos Slim         (1)

4. Costco Wholesale Corp.  Richard Galenti     No - focus on store traffic.

5. J.C. Penney Co.         Steve Walsh         No - only interested in assets at
                                               distressed values.

6. [...***...]             [...***...]         No - too busy and focusing on
                                               their own on-line initiatives.

7. Sears, Roebuck & Co.    Jeff Connor         Low interest (5%) - thinking
                                               about it.

8. Target                  Steve Kowalski      Low interest - discussing
                                               internally.

9. Wal-Mart                Jim Breyer          (1)

---------------
(1) Placed calls - no response yet.

*Confidential Treatment Requested.